SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant    [ ]

Filed by a party other than the Registrant   [X]

     Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        REAL ESTATE ASSOCIATES LIMITED VI

                (Name of Registrant as Specified in Its Charter)

                              Bond Purchase, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total Fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116

                                                                    June 8, 2001

Dear Fellow Limited Partner:

     Enclosed is a Solicitation of Consents seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Real Estate Associates Limited VI, a California limited partnership (the "Partnership"), to remove the current general partners and to continue the Partnership and elect New G.P., LLC, a Missouri limited liability company ("New G.P.") as the new general partner of the Partnership.

     New G.P. is an affiliate of Bond Purchase, L.L.C., a limited partner of the Partnership ("Bond Purchase"). The goal of Bond Purchase in soliciting the Consents is to elect New G.P. as the new general partner of the Partnership so that Bond Purchase can (i) distribute cash on hand, (ii) investigate claims against the Partnership's current general partners, (iii) reduce management fees ten percent (10%) as New G.P. has indicated it intends to do, (iv) review the Partnership's books and records to analyze alternatives, including the possible liquidation of the limited and general partner interests that the Partnership holds and (v) obtain the Limited Partners' consent to amend the Partnership Agreement to provide that the Partnership be liquidated on or before January 1, 2006 (the Partnership Agreement currently provides that the Partnership does not have to be liquidated until the year 2032).

     A review of documents and reports publicly filed by the Partnership indicates that the remaining assets held by the Partnership include a significant amount of cash on hand ($3,013,759 as of March 31, 2001) and potentially valuable real estate assets. Bond Purchase believes the Partnership should be exploring opportunities to sell the Partnership's assets (limited and general partner interests) to third parties now to maximize the potential cash returns to the Limited Partners on their original investment.

     We urge you to carefully read the enclosed Consent Solicitation Statement in order to vote your interests. Please note that we can give no assurance that limited partner value will be increased by the election of New G.P. as the new general partner. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS. To be sure your vote is represented, please sign, date and return the enclosed GREEN Consent of Limited Partner form as promptly as possible in the enclosed, prepaid envelope. If you have any questions, please do not hesitate to contact N.S. Taylor & Associates, Inc. who is assisting us in the matter at: 1-800-711-8662.

                                             Very Truly Yours,


                                             Bond Purchase, L.L.C.

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                        Real Estate Associates Limited VI
                                       by
                              Bond Purchase, L.L.C.
                      a Missouri limited liability company

                                  June 8, 2001

                         CONSENT SOLICITATION STATEMENT

     Bond Purchase, L.L.C., a Missouri limited liability company, is a limited partner of the Partnership ("Bond Purchase"). Bond Purchase is seeking the approval by written consent (the "Consents") of the limited partners (the "Limited Partners") of Real Estate Associates Limited VI, a California limited partnership (the "Partnership"), to remove the current general partners and to continue the Partnership and elect New G.P., LLC ("New G.P.") as the new general partner of the Partnership. New G.P., LLC, a Missouri limited liability company is an affiliate of Bond Purchase. The election of New G.P. as a general partner is conditioned upon the approval of the removal of the current general partners.

     In the event that the current general partners are removed and the Limited Partners do not approve continuing the Partnership and electing New G.P. as the new general partner, Bond Purchase will initiate an additional consent solicitation to continue the Partnership and elect a general partner. In the event that the Limited Partners do not elect to continue the Partnership and elect a new general partner within sixty (60) days after the removal of the current general partners, the Partnership will be dissolved and the assets of the Partnership will be liquidated pursuant to Sections 13.3 and 13.4 of the Partnership's Restated Certificate and Agreement of Limited Partnership (the "Partnership Agreement").

     This Consent Solicitation Statement and the accompanying GREEN Consent of Limited Partners form are first being mailed to Limited Partners on or about June 8, 2001. Limited Partners who are record owners of Limited Partnership Interests as of April 30, 2001 (the "Record Date") may execute and deliver a Consent. A beneficial owner of Limited Partnership Interests who is not the record owner of such Limited Partnership Interests must arrange for the record owner of such Limited Partnership Interests to execute and deliver to Bond Purchase a Consent form that reflects the vote of the beneficial owner. The participants in this solicitation are Bond Purchase, David L. Johnson and Christine A. Robinson.

     In reviewing this Consent Solicitation Statement please consider the following:

     o The remaining assets of the Partnership are 20 limited partnership interests and a general partner interest in Real Estate Associates Limited III ("REAL III"), which, in turn, holds three more limited partnership interests (the

       "Limited Partnership Assets"). Based on the fact that the Partnership has not disclosed that it is exploring the alternative of selling the Limited Partnership Assets, Bond Purchase believes that the current general partners are not actively seeking opportunities to sell the Limited Partnership Assets.

     o If Bond Purchase is successful in replacing the current general partners with New G.P., Bond Purchase plans to cause New G.P. to consider opportunities to sell the Limited Partnership Assets.

     o If New G.P. is appointed as the new general partner, it or its affiliates would generally be entitled to the same fees as previously paid to the current general partners. Although New G.P. will not be contractually bound to do so, New G.P. has indicated it intends, upon its election as the new general partner, to reduce the annual management fees set forth in Section 9.5 of the Partnership Agreement and any other fees payable to the general partner or its affiliates by at least 10%.

     o If New G.P. is appointed as the new general partner, it will be entitled to at least a 1% interest in all profits and losses and distributions, as well as liquidation proceeds of the Partnerships to the same extent as the former general partners pursuant to Sections 7.1 and 8.1 of the Partnership Agreement.

     o If New G.P. is appointed as the general partner, Bond Purchase plans to cause New G.P. (although New G.P. is not contractually bound to do so) to solicit consents of the Limited Partners to amend the Partnership Agreement to provide that the Partnership be liquidated on or before January 1, 2006 (the Partnership Agreement currently provides that the Partnership does not have to be liquidated until the year 2032).

     o National Partnership Investments Corp. ("NAPICO"), a California corporation, has received $206,433 in management fees and $20,424 as reimbursement for administrative costs for the year ended December 31, 2000. An affiliate of NAPICO received management fees of $72,739 for the year ended December 31, 2000. The current general partners and its affiliates will continue to collect management fees until they sell the Limited Partnership Assets, and therefore have a financial incentive not to sell the Limited Partnership Assets. Based on publicly available information, except for the initial limited partner Bruce Nelson, who is an officer of NAPICO, none of the officers or directors of NAPICO own directly or beneficially any Limited Partnership Interests. Because the Partnership has recently sold a significant number of its assets in 1998, Bond Purchase believes that the management fee should be reduced below .4% of the Partnership's invested assets. Although New G.P. may have a financial incentive not to sell the Limited Partnership Assets because it also will receive management fees, New G.P.'s incentive not to sell the Limited Partnership Assets is significantly less because (i) it will be collecting management fees which are 10% less for managing the Limited Partnership Assets if New G.P. decreases management fees as it has indicated it intends to do and
       (ii) its affiliate holds approximately 4.8% of the Limited Partnership Interests. Therefore, New G.P. has a stronger incentive to ensure the prompt sale of the Limited Partnership Assets at a favorable price.

     Considerations other than those identified, such as investment and tax considerations, exist which should be weighed in replacing the current general partners with New G.P. Limited Partners are advised to read this entire Consent Solicitation Statement carefully and to consult with their investment and tax advisors before making a decision whether or not to consent. Please note that Bond Purchase can give no assurance that limited partner value will be increased by the election of New G.P. as the new general partner. YOUR VOTE IS IMPORTANT. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSALS.

     The Consents are solicited upon the terms and subject to the conditions of this Consent Solicitation Statement and the accompanying form of Consent. Removal of the current general partners and the election to continue the Partnership and elect New G.P. as the new general partner requires the consent of the record holders of a majority of the outstanding limited partnership interests ("Limited Partnership Interests") of the Limited Partners (the "Required Consents"). If Bond Purchase receives the Required Consents, New G.P. will become the new general partner, as provided in the Partnership Agreement.

     Section 9.9(d) of the Partnership Agreement provides that the vote of Limited Partners owning a majority of the Limited Partnership Interests may remove a general partner. Section 13.4 provides that the Limited Partners owning a majority of the Limited Partnership Interests may elect to continue the Partnership and elect a new general partner if an event of dissolution occurs by the removal of a general partner.

     Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with these Proposals.

     THIS SOLICITATION IS BEING MADE BY BOND PURCHASE AND NOT ON BEHALF OF THE PARTNERSHIP. CONSENTS SHOULD BE DELIVERED TO CORPORATE ELECTION SERVICES AND NOT TO THE PARTNERSHIP.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THIS SOLICITATION OF CONSENTS EXPIRES NO LATER THAN 11:59 P.M. EASTERN TIME ON JULY 31, 2001, UNLESS EXTENDED.

                              AVAILABLE INFORMATION

     The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, consent solicitation statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. In addition, the Commission maintains a site on the World Wide Web portion of the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

                INFORMATION CONCERNING BOND PURCHASE AND NEW G.P.

     Bond Purchase is a Missouri limited liability company that was formed on November 15, 1995. The principal office of the Purchaser is 104 Armour Road, North Kansas City, Missouri 64116. David L. Johnson is the owner of 86% of Bond Purchase, is the managing member of Bond Purchase and is the person that manages Bond Purchase's affairs. Bond Purchase is currently soliciting consents to remove the general partners of Real Estate Associates Limited III and may solicit consents to remove the general partners of Real Estate Associates II.

     New G.P. is a Missouri limited liability company that was formed in 2000 for the purpose of seeking to become the general partner of other real estate limited partnerships. The sole Manager of New G.P. is David L. Johnson, who manages all of the business affairs of New G.P. The principal office of New G.P. is 104 Armour Road, North Kansas City, MO 64116; telephone (816) 303-4500. New G.P. has no significant assets, net worth or business history.

     New G.P. has consented to being named in this Consent Solicitation Statement and to serving as the new general partner if elected.

     The resumes of the individuals who will participate in the solicitation as agents of Bond Purchase are set forth below. The business address of each of the participants is 104 Armour Road, North Kansas City, Missouri 64116. For information regarding any purchases or sales of Limited Partnership Interests effected by such persons, Bond Purchase, New G.P. or their affiliates within the past two years, please refer to Appendix B hereto. Bond Purchase owns 802 Limited Partnership Interests (representing 401 units). New G.P. does not own any Limited Partnership Interests.

     David L. Johnson. Since November 1999, Mr. Johnson, age 45, has served as Chairman, Chief Executive Officer and a trustee of Maxus Realty Trust, Inc. ("MRTI"), a Missouri real estate investment trust located at 104 Armour Road, North Kansas City,

Missouri 64116 that holds commercial real estate properties and is listed on NASDAQ. In addition, Mr. Johnson has also served as the Vice President of Maxus Capital Corp., a Missouri corporation that serves as general partner of Maxus Real Property Investors-Four, L.P., a real estate limited partnership that is a reporting company under the Securities Exchange Act of 1934, as amended, since November 1999. Mr. Johnson is Chairman, Chief Executive Officer and a majority shareholder of Maxus Properties, Inc. ("Maxus"), a Missouri corporation that specializes in commercial property management for affiliated owners. Mr. Johnson is also Vice President of KelCor, Inc. ("KelCor"), a Missouri corporation that specializes in the acquisition of commercial real estate. Mr. Johnson has served such positions for KelCor and Maxus for more than five years.

     Christine A. Robinson. Ms. Robinson, age 34, is currently the Corporate Secretary of MRTI and Vice President and a minority shareholder of Maxus. Ms. Robinson has served as Secretary of MRTI since November 1999 and as Vice President of Maxus since September 1997. Ms. Robinson also currently serves as Secretary of KelCor. Ms. Robinson is also President of Nichols Resources, Ltd., a Missouri corporation that serves as general partner of Secured Investment Resources Fund III, L.P., a real estate limited partnership that is a reporting company under the Securities Exchange Act of 1934, as amended. Prior to September 1997, Ms. Robinson served as Sales/Marketing/Financial Analyst for American Italian Pasta Company, a retail pasta manufacturing and sales company, and also worked as an independent contractor for American Management Association, a company that provides management, finance and inventory seminars.

     The participants are not, and have not been within the last year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Partnership.

                     INFORMATION CONCERNING THE PARTNERSHIP

     Information contained in this section is based upon documents and reports publicly filed by the Partnership, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Form 10-K") and the Form 10-Q for the period ended March 31, 2001 ("Form 10-Q"). Although Bond Purchase has no information that any statements contained in this section are untrue, Bond Purchase has not independently investigated the accuracy of the information contained in this section or for the failure by the Partnership to disclose events which may have occurred and may affect the significance or accuracy of any such information.

Current General Partners

     The Partnership is a limited partnership formed under the laws of the State of California on October 12, 1982. The Partnership was formed to invest primarily in other limited partnerships or joint ventures which own and operate primarily federal, state or local government-assisted housing projects and to acquire, lease, sell or mortgage real or personal property.

     The general partners of the Partnership are NAPICO, a California corporation, and National Partnership Investment Associates ("NAPIA"), a limited partnership formed under the California Limited Partnership Act and consisting of Messrs. Nicholas G. Ciriello, an unrelated individual, as general partner, and Charles H. Boxenbaum as limited partner. The business of the Partnership is conducted primarily by NAPICO.

     Prior to December 30, 1998, NAPICO was a wholly owned subsidiary of Casden Investment Corporation ("CIC"), which is wholly owned by Alan I. Casden. On December 30, 1998, Casden Limited Partnership Assets Operating Partnership, L.P. (the "Operating Partnership"), a majority owned subsidiary of Casden Limited Partnership Assets Inc., a real estate investment trust organized by Alan I. Casden, purchased a 95.25% economic interest in NAPICO. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce E. Nelson and Alan
I. Casden.

Partnership Assets

     The Partnership holds limited partnership interests in 20 local limited partnerships. The Partnership also holds a general partner interest in Real Estate Associates Limited III ("REAL III") which, in turn, holds limited partner interests in 3 local limited partnerships. The other general partner of REAL III is NAPICO. Therefore, the Partnership currently holds interests either directly or indirectly in 23 local limited partnerships. Each of the local partnerships owns a low income housing project which is subsidized and/or has a mortgage note payable to or insured by agencies of the federal or local government. In December 1998, the Partnership sold its interests in 10 local limited partnerships and its general partner interest in one local general partnership to the Operating Partnership.

     The local partnerships in which the Partnership has invested were, at least initially, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. The Partnership became the principal limited or general partner in these local partnerships pursuant to arm's-length negotiations with these developers, or others, who normally act as general partners. As a limited partner, the Partnership's liability for obligations of the local limited partnership is limited to its investment. The local general partner of the local limited partnership retains responsibility for developing, constructing, maintaining, operating and managing the project. Under certain circumstances of default, the Partnership has the right to replace the general partner of the local limited partnerships. As discussed above, the Partnership is a general partner in certain of the local partnerships, but otherwise does not have control of sale, refinancing or operating decisions.

     Although each of the partnerships in which the Partnership has invested will generally own a project which must compete in the marketplace for tenants, interest subsidies and rent supplements from governmental agencies make it possible to offer these dwelling units to eligible "low income" tenants at a cost significantly below the market rate for comparable conventionally financed dwelling units in the area.

     During 2000, the projects in which the Partnership had invested were substantially rented. The following is a schedule of the status as of December 31, 2000, of the projects owned by local limited partnerships in which the Partnership, either directly or indirectly through REAL III, has invested.

            SCHEDULE OF PROJECTS OWNED BY LOCAL LIMITED PARTNERSHIPS
                   IN WHICH THE PARTNERSHIP HAS AN INVESTMENT
                                DECEMBER 31, 2000

                                 Units Authorized
                                    For Rental                 Percentage of
                        No. of        No. of        Units       Total Units
Name and Location        Units      Section 8     Occupied       Occupied
Local Partnerships
Boynton Terrace           89            89           86             97%
Boynton Beach, FL
Cady Brook Apts.          40           None          39             97%
Charlton, MA
Cassidy Village           98            50           94             96%
Columbus, Ohio
Century Plaza            120           120          118             98%
Hampton, VA
Crockett Manor            38            38           35             92%
Trenton, TN
Eastridge Apts.           96            65           83             86%
Briston, VA
Filmore I                 32            32           31             97%
Phoenix, AZ
Grant-Ko Enterprises      40           None          38             95%
Platteville, WI
Hummelstown Manor         51            50           51            100%
Hummelstown, PA
Kentucky Manor            48           None          43             90%
Oak Grove, KY
Lonsdale Housing         131           131          126             96%
Providence, RI
Marshall Plaza I          40            40           39             97%
Lorain, Ohio

                   SCHEDULE OF PROJECTS OWNED BY LOCAL LIMITED
                            AND GENERAL PARTNERSHIPS
                   IN WHICH THE PARTNERSHIP HAS AN INVESTMENT
                                DECEMBER 31, 2000
                                   (Continued)

                                         Units Authorized
                                            For Rental                   Percentage of
                               No. of    Assistance Under      Units      Total Units
       Name and Location        Units       Section 8        Occupied      Occupied

Marshall Plaza II                50             48              50           100%
Lorain, Ohio
New-Bel-Mo                       34            None             23            68%
New Glarus, Bellemont,
Monticello, WI
Oakridge Apts. II                48            None             48           100%
Biloxi, MS
Oakwood Manor                    34             34              33            97%
Milan, TN
Park Place                      126            125             123            98%
Ewing, NJ
Parkesedge Elderly Apts.         45             45              45           100%
Parkesedge, PA
Penneco II                       76             76              73            96%
Johnstown, PA
Sauk-Ko Enterprises              30            None             24            80%
Baraboo, WI
Sol 413                          12             12              12           100%
Old San Juan, PR
Valley Oaks Senior               50            None             49            98%
Gault, CA
Villas de Orocovix               41             41              41           100%
Orocovix, PR                 ______         ______          ______         ______
TOTALS                        1,369            996           1,304            95%
                             ======         ======          ======         ======


     The Partnership holds limited partnership interests in 20 local limited partnerships as of December 31, 2000, and a general partner interest in REAL III, which in turn holds limited partnership interests in three additional partnerships; therefore, the Partnership holds directly or indirectly through REAL III, investments in 23 local limited partnerships. The general partners of REAL III are NAPICO and NAPIA. In December 1998, the Partnership sold its interest in 10 local limited partnerships to the Operating Partnership. Each of the limited partnerships owns a low income housing project which is subsidized and/or has a mortgage note payable to or insured by agencies of the federal or local government.

Outstanding Limited Partnership Interests

     According  to the  Partnership's  Form  10-K,  there  were  16,810  Limited
Partnership Interests (representing 8,405 units) issued and outstanding at December 31, 2000, held by 3,269 holders of record. A Limited Partner is entitled to one vote for each Limited Partnership Interest owned by such Limited Partner. Bond Purchase owns 802 Limited Partnership Interests (representing 401 units), or approximately 4.8% of the outstanding Limited Partnership Interests. According to the Form 10-K, except for the initial limited partner Bruce Nelson, who is an officer of NAPICO, none of the officers or directors of NAPICO own directly or beneficially any Limited Partnership Interests. No person is known to own beneficially in excess of 5% of the outstanding Limited Partnership Interests.

                                   LITIGATION

     On September 1, 2000, affiliates of NAPICO gave written notice to affiliates of David Johnson that serve as general partners of certain limited partnerships unrelated to the Partnership of the NAPICO affiliates' notice of exercise of contract rights as a consequence of alleged material breaches of the terms of the partnership agreements governing the limited partnerships. On December 8, 2000, the NAPICO affiliates brought suit against the general partners of the limited partnerships and others (including David Johnson, certain affiliates of David Johnson and unrelated parties) for breach of contract, breach of fiduciary duty, negligence, fraud and RICO violations and other claims in the United States District Court for the Central District of California. Judgment is sought against the general partners and other defendants for alleged monetary losses, punitive damages, damages under RICO, equitable relief and attorney's fees.

     Thereafter, certain of the defendants in the California suit brought suit against the plaintiffs and others in the California suit in the United States District Court for the Western District of Missouri seeking a declaration that the general partners have not materially breached the various partnership agreements.

     On February 23, 2001, Bond Purchase, as a limited partner, filed suit in the United States District Court for the Western District of Missouri against Century Hillcreste Apartment Investors, L.P., a real estate limited partnership ("Century"), NAPICO, as the managing general partner of Century, and others. The lawsuit is for a declaratory judgment, violations of the California corporations code, breach of contract and breach of fiduciary duty for the defendants failure to provide access to the books and records of Century and for self dealing.

     On April 23, 2001, NAPICO and REAL III filed an ex parte application for a temporary restraining order and a complaint alleging violations of Section 14(a) of the 1934

Securities Exchange Act that seeks injunctive and declaratory relief against Bond Purchase, New G.P., David L. Johnson and Christine A. Robinson relating to the proxy solicitation they filed to remove NAPICO as the general partner of REAL III and elect New G.P. as the replacement general partner. Bond Purchase, New G.P., David Johnson and Christine Robinson answered the complaint and denied every allegation. The ex parte application for a temporary restraining order was denied by the United States District Court for the Central District of California.

     On April 24, 2001, Bond Purchase filed a Complaint for violations of various California statutes, breach of contract, breach of fiduciary duty and declaratory and injunctive relief against NAPICO, National Partnership
Investments Associates, an affiliate of NAPICO, the Partnership, Real Estate Associates Limited I, Real Estate Associates Limited II, Real Estate Associates Limited III, and Real Estate Associates Limited V in the Superior Court of the
State of California for the defendants failure to provide access to the books and records of the limited partnerships.

                       PROPOSALS AND SUPPORTING STATEMENT

     The Limited Partners are being asked to approve by written consent the following actions (the "Proposals") pursuant to the Partnership Agreement:

     (1) the removal of the current general partners, NAPICO and NAPIA, as the general partners of the Partnership; and

     (2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned upon the approval of Proposal 1 above).

     A review of documents and reports publicly filed by the Partnership indicates that the remaining assets held by the Partnership are potentially valuable real estate assets. These assets are interests in low income housing projects which are subsidized and/or have a mortgage note payable to or insured by agencies of the federal or local government. The Form 10K notes the economic impact of the combination of the reduced payments under the Housing Assistance Payment contracts and the restructuring of the existing FHA-insured mortgage loans under MAHRAA is uncertain. Bond Purchase believes the Partnership should be exploring opportunities to sell the Limited Partnership Assets to third parties now to maximize the potential cash returns to the Limited Partners on their original investment. The Partnership has not disclosed that it is exploring this alternative.

     NAPICO, the current general partner primarily responsible for managing the Partnership, has received $206,433 in management fees and $20,424 as reimbursement for administrative costs for the twelve months ended December 31, 2000 and the general partner primarily responsible for managing the Partnership, has received $52,000 in management fees and $5,700 as reimbursement for administrative costs for the three months ended March 31, 2001. Another affiliate manages four of the limited partnership's properties and received $72,739 in management fees for the year ending December 31, 2000. Bond Purchase has committed to reduce annual management fees pursuant to Section 9.5 of the Partnership Agreement and any other fees payable to the general partner or its affiliates by at least 10%.

     The current managing general partner will continue to collect management fees until it sells the Limited Partnership Assets, and therefore has a financial incentive not to sell the Limited Partnership Assets. Although New G.P. may have a financial incentive not to sell the Limited Partnership Assets because it also will receive management fees, New G.P.'s incentive to sell the Limited Partnership Assets is significantly greater because (i) it will receive management fees which are 10% less than the current fees for managing the Limited Partnership Assets if New G.P. decreases management fees as it has indicated it intends to do and (ii) it has an affiliate that owns a significant number of Limited Partnership Interests. Therefore, New G.P. has a stronger incentive to ensure the prompt sale of the Limited Partnership Assets at a favorable price. The current general partners and its affiliates own significantly fewer Limited Partnership Interests in the Partnership and therefore do not have the same financial incentive to sell the Limited Partnership Assets as do the Limited Partners.

     Bond Purchase believes that removing the current general partners and electing New G.P. as the new general partner will provide the Limited Partners with the best potential to maximize the potential cash returns to the Limited Partners in the near future. The goal of Bond Purchase in soliciting the Consents is to elect New G.P. as the new general partner of the Partnership so that New G.P. can (i) distribute cash and cash equivalents on hand ($3,197,380 as of December 31, 2000) to the extent not required for the continued operation of the Partnership, (ii) investigate claims against the Partnership's current general partners including without limitation reviewing the books and records to examine why the costs associated with the transaction in 1998 involving the sale of assets to an affiliate of the general partner were so exorbitant and potentially making a claim against the general partners if in fact the costs were not legitimate expenses of the transaction, (iii) reduce management fees ten percent (10%) based on New G.P.'s indication of its intent to do so, (iv) review the Partnership's books and records to analyze alternatives, including the possible liquidation of the limited and general partner interests that the Partnership holds and (v) obtain the Limited Partners' consent to amend the Partnership Agreement to provide that the Partnership be liquidated on or before January 1, 2006 (the Partnership Agreement currently provides that the Partnership does not have to be liquidated until the year 2032). Bond Purchase cannot give any assurances that New G.P., if elected, will take any of the foregoing actions.

     Bond Purchase also cannot give any assurances that limited partner value will be increased by the election of New G.P. as the new general partner.

     Bond Purchase believes that the cash (to the extent not required for the continued operation of the Partnership) should be distributed to the Limited Partners. The Partnership had previously made cash distributions of $2,769,110 to the Limited Partners in March 1999 following the Partnership's sale of 10 partnership interests in late 1998. As indicated above, the Partnership, however, still holds a significant amount of cash and cash equivalents that Bond Purchase believes is not necessary for the continued operation of the Partnership and should be distributed to the Limited Partners.

Admission of New General Partner

     If the Required Consents are obtained to remove the current general partners and elect New G.P. as the new general partner, the current general partners will not retain any of the rights, powers or authority accruing to the general partner following their removal as general partners; provided, however, that the Partnership must purchase the current general partners' interest in the Partnership at its fair value on the date of such removal as provided in Section
9.9 of the Partnership Agreement, with the fair value determined, if necessary, in accordance with the arbitration procedure of the American Arbitration Association. If New G.P. is appointed as the new general partner, it will be entitled to a 1% interest in all profits and losses, and cash distributions made by the Partnership prior to dissolution or liquidation (the same as which the current general partners are entitled to).

     New G.P. has indicated its desire to become the new general partner and, other than a subsequent material adverse change in the Partnership, Bond Purchase does not anticipate any circumstance under which New G.P. would not desire to become the new general partner. A material adverse change would include bankruptcy, foreclosure or other impairments on the value or operations of the Partnership's assets. New G.P. has reserved the right to withdraw before admission as the new general partner in the event of a material adverse change in the Partnership.

     New G.P., as the new general partner, will be entitled to a 1% interest in all profits, losses and distributions of the Partnership pursuant to the Partnership Agreement. Upon total or partial liquidation of the Partnership or the disposition or partial disposition of a Limited Partnership Asset and distribution of the proceeds, pursuant to the Partnership Agreement, New G.P. would be entitled to a liquidation fee equal to the lesser of (i) 10% of the net proceeds to the Partnership from the sale of a Limited Partnership Asset or (ii) 1% of the sales price (including the mortgage) plus 3% of the net proceeds after deducting an amount sufficient to pay federal and state taxes, if any, calculated at the maximum rate then applicable. No part of such liquidation fee shall be paid, unless the Limited Partners shall have first received an amount equal to (i) the greater of (A) their aggregate capital contributions, or (B) an amount sufficient to satisfy the cumulative state and federal income tax liability, if any, arising from the disposition of all Limited Partnership Assets disposed of to date, calculated at the maximum tax rate then applicable, less, (ii) all amounts previously distributed to Limited Partners under the Partnership Agreement. Prior to the receipt by the Limited Partners of an amount equal to the greater of (i) their aggregate capital contributions, or (ii) an amount sufficient to satisfy the cumulative tax liability arising from the disposition of all Limited Partnership Assets disposed of to date, the unpaid liquidation fee shall accrue for later payment to the General Partners.

                      VOTING PROCEDURE FOR LIMITED PARTNER

Distribution and Expiration Date of Solicitation

     This Consent Solicitation Statement and the related Consent are first being mailed to Limited Partners on or about June 8, 2001. Limited Partners who are record owners of Limited Partnership Interests as of April 30, 2001 (the "Record Date") may execute and deliver a Consent. A beneficial owner of Limited Partnership Interests who is not the record owner of such Limited Partnership Interests must arrange for the record owner of such Limited Partnership Interests to execute and deliver to Bond Purchase a Consent form that reflects the vote of the beneficial owner.

     This solicitation of Consents will expire at 11:59 p.m. Eastern Time on the earlier to occur of the following dates (the "Expiration Date"): (i) July 31, 2001 or such later date to which Bond Purchase determines to extend the solicitation, and (ii) the date the Required Consents are received. Bond Purchase reserves the right to extend this solicitation of Consents for such period or periods as it may determine in its sole discretion from time to time; provided, however that it will not extend this solicitation past June 1, 2002. Any such extension will be followed as promptly as practicable by notice thereof by written notice to the Limited Partners, as well as filing a Form 8-K with the Securities and Exchange Commission (the "SEC"). During any extension of this solicitation of Consents, all Consents delivered to Corporate Election Services will remain effective, unless validly revoked and not rescinded by a later dated consent delivered to Corporate Election Services prior to the Expiration Date.

     Bond  Purchase   reserves  the  right  for  any  reason  to  terminate  the solicitation of Consents at any time prior to the Expiration Date by giving written notice of such termination to the Limited Partners.

Voting Procedures and Required Consents

     The consent of Limited Partner form included with this Consent Solicitation Statement is the ballot to be used by Limited Partners to cast their votes. For each Proposal, Limited Partners should mark a box adjacent to the Proposal indicating that the Limited Partner votes "For" or "Against" the Proposal, or wishes to "Abstain." All Consents that are properly completed, signed and delivered to Corporate Election Services, not validly revoked prior to the Expiration Date, will be given effect in accordance with the specifications thereof. If none of the boxes on the Consent is marked, but the Consent is otherwise properly completed and signed, the Limited Partner delivering such Consent will be deemed to have voted "For" the Proposals.

     Each Proposal requires the consent of the record holders of a majority of the Limited Partnership Interests of the Limited Partners (the "Required Consents"). Accordingly, adoption of each Proposal requires the receipt without revocation of the Required Consents indicating a vote "For" the Proposal. Bond Purchase is seeking approval of each of the Proposals. The election of New G.P. as the new general partner is conditioned on the approval of the removal of the current general partners. Otherwise, the Proposals are not conditioned on the approval of the other Proposals. The failure of a Limited Partner to deliver a Consent or a vote to "Abstain" will have the same effect as if such Limited Partner had voted "Against" the Proposals. Limited Partnership Interests not voted on Consents returned by brokers, banks or nominees will have the same effect as Limited Partnership Interests voted against the Proposals.

     If Limited Partnership Interests to which a Consent relates are held of record by two or more joint holders, all such holders should sign the Consent, unless the Limited Partnership Interests are held as tenants in common, in which case all such holders must sign. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in- fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if a Consent relates to less than the total number of Limited Partnership Interests held in the name of such Limited Partner, the Limited Partner must state the number of Limited Partnership Interests recorded in the name of such Limited Partner to which the Consent relates. If a Consent is executed by a person other than the record owner, then it must be accompanied by a valid proxy duly executed by the record owner.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation of Consents, and the interpretation of the terms and conditions of this solicitation of Consents, will be determined by Corporate Election Services, subject to the provisions of the Partnership Agreement, as well as state and federal law. Bond Purchase reserves the absolute right to reject any or all Consents that are not acceptable. Bond Purchase also reserves the right to waive any conditions as to particular Consents or Limited Partnership Interests. Neither Bond Purchase, nor any of its affiliates, shall be under any duty to give any notification of any such defects, irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived.

     In the event Bond Purchase determines to extend this solicitation of Consents in its sole discretion or this solicitation of Consents expires, Bond Purchase will notify the Limited Partners as promptly as practicable thereafter by notice of such extension or the results of this solicitation of Consents by written notice to the Limited Partners, as well as filing a Form 8-K with the SEC.

Completion Instructions

     Limited Partners are requested to complete, sign and date the GREEN Consent of Limited Partner form included with this Consent Solicitation Statement and mail, fax, hand deliver, send by overnight courier the original signed Consent to Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-9954, Fax
No.: 412-299-9191.

     Consents should be sent or delivered to Corporate Election Services, and not to the Partnership, at the address set forth on the back cover of this Consent Solicitation Statement. A prepaid, return envelope is included for your convenience.

Power of Attorney

     Upon approval of a Proposal, Bond Purchase will be expressly authorized to prepare any and all documentation and take any further actions necessary to implement the actions contemplated under this Consent Solicitation Statement with respect to the approved Proposal. Furthermore, each Limited Partner who votes for a Proposal described in this Consent Solicitation Statement, by signing the attached Consent, constitutes and appoints Bond Purchase, acting through its officers and employees, as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent Solicitation Statement or in order to implement the approved Proposal, including the execution of an amendment to the Partnership Agreement to reflect New G.P. as the new general partner of the Partnership or to reflect the dissolution of the Partnership in accordance with the applicable Proposal, and including the selection of an appraiser to appraise the Partnership's assets as may be required by the Partnership Agreement.

Revocation of Consents

     Consents may be revoked at any time prior to the Expiration Date, or a Limited Partner may change his vote on one or both Proposals, in accordance with the following procedures. For a revocation or change of vote to be effective, Corporate Election Services must receive prior to the Expiration Date a written notice of revocation or change of vote (which may be in the form of a subsequent, properly executed Consent) at the address set forth on the Consent. The notice must specify the name of the record holder of the Limited Partnership Interests and the name of the person having executed the Consent to be revoked or changed (if different), and must be executed in the same manner as the Consent to which the revocation or change relates or by a duly authorized person that so indicates and that submits with the notice appropriate evidence of such authority as determined by Corporate Election Services. A revocation or change of a Consent shall be effective only as to the Limited Partnership Interests listed on such notice and only if such notice complies with the provisions of this Consent Solicitation Statement.

     Bond Purchase reserves the right to contest the validity of any revocation or change of vote and all questions as to validity (including time of receipt) will be determined by New G.P., subject to the provisions of the Partnership Agreement, as well as state and federal law.

No Dissenters' Rights of Appraisal

     Under the Partnership Agreement and California law, Limited Partners do not have dissenters' rights of appraisal in connection with these Proposals.

Solicitation of Consents

     Neither the Partnership nor the current general partners are participants in this solicitation of Consents. Bond Purchase, New G.P., David L. Johnson and Christine A. Robinson are the only participants in the solicitation. Bond Purchase will initially bear all costs of this solicitation of Consents, including fees for attorneys, the solicitor and the tabulator and the cost of preparing, printing and mailing this Consent Solicitation Statement. Bond Purchase shall seek reimbursement for such costs from the Partnership to the extent allowed under the Partnership Agreement and applicable law. In addition to the use of mails, certain officers or regular employees of Bond Purchase may solicit Consents, for which no additional compensation will be paid to those persons engaged in such solicitation. Bond Purchase has engaged N.S. Taylor & Associates, Inc. ("N.S. Taylor"), a proxy solicitation firm, to assist Bond Purchase. Bond Purchase expects N.S. Taylor's total fees to be approximately $20,000 plus reasonable expenses. Bond Purchase has engaged Corporate Election Services, to assist with the consent tabulation. Bond Purchase expects Corporate Election Services total fees to be approximately $7,500 plus reasonable expenses. The total fees and expenses to be incurred by Bond Purchase in connection with this solicitation are estimated to be $60,000. Bond Purchase has incurred fees and expenses in connection with this solicitation as of June 4, 2001 of approximately $4,000.

     Limited Partners are encouraged to contact N.S. Taylor, who is assisting Bond Purchase with the solicitation process at the telephone number set forth on the back cover of this Consent Solicitation Statement with any questions regarding this solicitation of Consents and with requests for additional copies of this Consent Solicitation Statement and form of Consent.

                            SOLICITATION OF CONSENTS
                                       of
                                LIMITED PARTNERS
                                       of
                        Real Estate Associates Limited VI
                        a California Limited Partnership


     Deliveries of Consents, properly completed and duly executed, should be made to Corporate Election Services at :

                                  P.O. Box 1150
                            Pittsburgh, PA 15230-9954
                              Fax No.: 412-299-9191

     Questions and requests for assistance about procedures for consenting or other matters relating to this solicitation may be directed to N.S. Taylor at the address and telephone number listed below. Additional copies of this Consent Solicitation Statement and form of Consent may be obtained from N.S. Taylor as set forth below.

     No person is authorized to give any information or to make any representation not contained in this Consent Solicitation Statement regarding the solicitation of Consents made hereby, and, if given or made, any such information or representation should not be relied upon as having been authorized by Bond Purchase or any other person. The delivery of this Consent Solicitation Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Bond Purchase or the Partnership since the date hereof.


                         N.S. Taylor & Associates, Inc.
                                  P.O. Box 358
                           Dover-Foxcroft, Maine 04426
                                 (800) 711-8662

                                   APPENDIX A

      Transactions in the Limited Partnership Interests of the Partnership
                            within the Past Two Years

     The following table sets forth information with respect to all purchases and sales of Limited Partnership Interests of the Partnership by participants and their affiliates in this Consent Solicitation within the past two (2) years. Each of the transactions was effected on the open market, except where otherwise noted.

                              BOND PURCHASE, L.L.C.


                 Limited
            Partnership Interests                                 Date of
                Purchased                                        Purchase

                    1                                            05/17/99
                    1                                            05/17/99
                    1                                            05/17/99
                    2                                            05/17/99
                    1                                            05/17/99
                    2                                            05/17/99
                    1                                            05/17/99
                    2                                            05/17/99
                    1                                            05/17/99
                    2                                            05/17/99
                    1                                            05/17/99
                    1                                            05/17/99
                    1                                            05/17/99
                    1                                            05/17/99
                   10                                            05/17/99
                    1                                            05/17/99
                    4                                            05/17/99
                    1                                            05/17/99

               Limited
            Partnership Interests                                 Date of
                Purchased                                        Purchase

                    2                                            05/17/99
                    2                                            05/17/99
                    4                                            05/17/99
                    2                                            05/17/99
                    4                                            05/17/99
                    2                                            05/17/99
                    1                                            05/17/99
                    2                                            05/17/99
                    2                                            05/17/99
                    2                                            06/21/99
                    1                                            06/21/99
                    1                                            06/21/99
                    4                                            06/21/99
                    4                                            06/21/99
                    1                                            06/21/99
                    2                                            06/21/99
                    2                                            06/21/99
                    1                                            06/21/99
                    1                                            06/21/99
                    6                                            06/21/99
                    1                                            06/21/99
                    1                                            06/21/99
                    1                                            06/21/99
                    4                                            06/21/99
                    2                                            06/21/99

               Limited
            Partnership Interests                                 Date of
                Purchased                                        Purchase

                    1                                            06/21/99
                    2                                            06/21/99
                    1                                            06/21/99
                   10                                            06/21/99
                    1                                            09/07/99
                    2                                            09/07/99
                    3                                            09/07/99
                    3                                            09/07/99
                    1                                            09/07/99
                    2                                            09/07/99
                    2                                            09/07/99
                    3                                            09/07/99
                    2                                            09/07/99
                    4                                            09/07/99
                    1                                            09/07/99
                    1                                            09/07/99
                    1                                            09/07/99
                    4                                            11/01/99
                    2                                            11/17/99
                    1                                            11/17/99
                    1                                            11/17/99
                    1                                            11/17/99
                    1                                            11/17/99
                    2                                            11/17/99
                    1                                            11/17/99

               Limited
            Partnership Interests                                 Date of
                Purchased                                        Purchase

                    4                                            11/17/99
                    4                                            11/17/99
                    2                                            11/17/99
                    2                                            02/17/00


     None of the other participants or their affiliates in this Consent Solicitation have made any purchases or sales of Limited Partnership Interests of the Partnership within the past two (2) years.

                                   APPENDIX B

                          (Definitive Copy of Consent)

                        Real Estate Associates Limited VI
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

     LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH MATTER. THIS CONSENT IS VALID FROM THE DATE OF ITS EXECUTION UNLESS DULY REVOKED.

              THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED
                             REVOCATION OF CONSENT.

     The undersigned has received the Consent Solicitation Statement dated June 8, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), seeking the approval by written consent of the following proposals:

     (1) the removal of the current general partners, National Partnership Investments Corp., a California corporation and National Partnership Investment Associates, a California limited partnership; and

     (2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

     Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney- in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.



Proposal                                         FOR     AGAINST    ABSTAIN
1. Removal of General Partners                   [ ]       [ ]        [ ]

2. Continuation of the Partnership and           [ ]       [ ]        [ ]
   election of new general partner, New G.P.

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     (Please  sign exactly as your name  appears on the  Partnership's  records.
Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)



                                            Dated: _______________________, 2001
                                                 (Important-please fill in)

                                              __________________________________
                                                               Signature / Title

                                              __________________________________
                                                               Signature / Title

                                              __________________________________
                                                                Telephone Number

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